Exhibit 1.1

14,000,000 Shares

The Macerich Company

Common Stock

($0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

June 15, 2026

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As Representative of the several Underwriters set forth in Schedule I hereto

Goldman Sachs & Co. LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Forward Sellers set forth in Schedule I hereto

Goldman Sachs & Co. LLC

Deutsche Bank AG, London Branch

JPMorgan Chase Bank, National Association

Morgan Stanley & Co. LLC

As Forward Purchasers set forth in Schedule I hereto

Ladies and Gentlemen:

The Macerich Company, a Maryland corporation (the “Company”), and each of Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC in their capacities as sellers of Borrowed Shares (as defined below) (the “Forward Sellers”), at the Company’s request in connection with the separate letter agreements, each dated the date hereof, between the Company (each such letter agreement, an “Initial Forward Sale Agreement” and, together, the “Initial Forward Sale Agreements”) and each of Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC (in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Initial Forward Sale Agreements), of a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the number of Borrowed Shares sold by each of the Forward Sellers pursuant to this Agreement (as defined below), confirm their respective agreements with Goldman Sachs & Co. LLC (the “Representative” and each of the several underwriters named in Schedule I attached hereto, together with the Representative, collectively, the “Underwriters”) with respect to (i) the sale by the Forward Sellers (with respect to an aggregate of 14,000,000 shares of Common Stock (the “Borrowed Firm Shares”)) and the Company (with respect to any Company Top-Up Firm Shares (as defined below)), severally and not jointly, to the Underwriters, and the purchase by the Underwriters, severally and not jointly, of such Borrowed Firm Shares and (ii) the grant by the Forward Sellers (with respect to an aggregate of up to 2,100,000 shares of Common Stock (the “Borrowed Option Shares”)) and the Company (with respect to any Company Top-Up Option Shares (as defined herein)), severally and not jointly, of an option to purchase by the Underwriters, severally and not jointly, such shares, if and to the extent that the Representative shall have determined to exercise such option on their behalf. This underwriting agreement is herein referred to as the “Agreement.” The Borrowed Firm Shares and the Company Top-Up Firm Shares are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Top-Up Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Option Shares.” The Borrowed Firm Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Underwriter, Forward Purchaser and Forward Seller as follows:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-273707) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the Base Prospectus and form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 5(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 14 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries that would be required to be listed on Exhibit 21 to Item 601 of Regulation S-K in connection with the most recent Form 10-K filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and of which the Company or another subsidiary owns 50% or more of the capital stock or the other equity interests (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries are duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries other than Subsidiaries organized as a limited liability company or a partnership that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding interests of each of the Subsidiaries that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, individually or in the aggregate, a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(d) To the knowledge of the Company, each of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (collectively, the “Joint Ventures”) possesses such certificates, authorizations or permits issued by the appropriate states, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, none of the Joint Ventures has received written notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(e) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold by the Company pursuant to this Agreement and the Forward Sale Agreements have been duly authorized by the Company and, when issued and delivered by the Company to the Forward Purchasers against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, the Shares will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof (i) currently or (ii) when any Shares are issued and delivered by the Company to the Forward Purchasers. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those (i) which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or (ii) which would not adversely affect the transactions contemplated by this Agreement or the market price of the Common Stock.

(f) The Company has an authorized capitalization as set forth in the General Disclosure Package. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed, or will conform, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 14 herein.

(h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative to the contrary, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(i) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(j) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(k) (i) At the earliest time after the time of filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l) The consolidated financial statements of the Company and the Subsidiaries together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries.

(m) KPMG LLP, who has audited the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

(n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, which have not been so described as required.

(o) (i) The Company, the Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by them (collectively, the “Properties”) and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming in all material respects, to the extent such leases are described therein, to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person has an option to purchase all or part of any Property or any interest therein other than (A) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures, or (B) options which, if exercised, would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; (iv) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; (v) there is in effect for the assets of the Company and the Properties insurance coverage that is commercially reasonable and that is consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets; and (vi) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will, individually or in the aggregate, in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(p) The Company, the Subsidiaries or the Joint Ventures have current title insurance policies in reasonable amounts in effect on each of the Properties, except where the failure to have such title insurance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(q) The Company and the Subsidiaries have filed all Federal, state and foreign tax returns which have been required to be filed by them and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file or default in payment would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise), of the Company and the Subsidiaries, taken as a whole.

(r) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company, the Subsidiaries and the Joint Ventures, taken as a whole; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries or Joint Ventures, other than as a result of borrowings made by the Company under its credit facilities; and there has not been any material transaction entered into by the Company, the Subsidiaries or the Joint Ventures, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(s) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, certificate or articles of incorporation or bylaws, or other organizational documents, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in the case of clauses (ii) and (iii), which violation or default would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement and the Forward Sale Agreements, and the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, including, without limitation, the issuance and sale of the Shares, and the fulfillment of the terms of this Agreement and the Forward Sale Agreements, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter, certificate or articles of incorporation or bylaws of the Company or any Subsidiary or any law, rule, regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(t) The Company has the corporate power and authority to enter into this Agreement and the Initial Forward Sale Agreements. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Initial Forward Sale Agreements has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Sellers, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim with respect to any Shares payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”). Prior to any sale of Borrowed Option Shares, each Additional Forward Sale Agreement (as defined below) will be duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Sellers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by the Enforceability Limitations.

(u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements has been obtained or made and is in full force and effect, except for (i) such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (“FINRA”) and (ii) such actions as shall be necessary to qualify the Shares under state securities or Blue Sky laws.

(v) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the omission to hold such licenses, certificates and permits would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; the Company and the Subsidiaries each own or possess in the United States the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; none of the Company or the Subsidiaries have received written notice of any claim of infringement upon, misappropriation of or conflict with any Intellectual Property of any other person or entity, except where such claim of infringement, misappropriation or conflict would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(w) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended, the “1940 Act”), and the rules and regulations of the Commission thereunder.

(x) The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

(y) The Company and each of its Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of “disclosure controls and procedures”

(as such term is defined in Rule 13a-15(e) under the Exchange Act). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), as it relates to loans, in all material respects and has made all certifications required to be made pursuant to Section 302 and Section 906 of the SOX Act.

(z) Except as otherwise contained in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not authorized or conducted, and does not have knowledge of, the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (as defined below), on, in, under or affecting any real property leased or owned or by any means controlled by the Company, including the Properties (the “Real Property”), or to the knowledge of the Company, any real property formerly leased or owned or by any means controlled by the Company, in violation of any Environmental Laws or which may require remedial or other response actions under Environmental Laws, except where such matters would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company’s operations are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), except where such non-compliance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notice from any governmental entity or any third party and, to the knowledge of the Company, there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(aa) There are no contracts or other instruments which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described as required.

(bb) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein and when considered as a whole, are accurate and complete in all material respects.

(cc) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action intended to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(dd) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”) and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject of Sanctions or with any Sanctioned Country.

(gg) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of the Company or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, including, but not limited to, personally identifiable information, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Company nor its Subsidiaries has been notified of, and each of them have no knowledge of any event or condition unique to the Company that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, and as required by applicable law and regulatory standards, except, in the case of either clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, business, properties, or condition

(financial or otherwise) of the Company or, with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company. The Company and its Subsidiaries are in material compliance with all applicable laws, statutes, regulations and orders from any governmental body or agency, and their respective contractual obligations and privacy policies, in each case relating to the privacy and security of IT Systems and Data except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company.

(hh) No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary, except as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(ii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.	REPRESENTATIONS AND WARRANTIES OF THE FORWARD SELLERS.

Each of the Forward Sellers represents and warrants to each Underwriter and the Company as follows:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller. At the Closing Date and any Option Closing Date, as the case may be, such Forward Seller will have full right, power and authority to sell, transfer and deliver the applicable Borrowed Shares.

(b) The applicable Initial Forward Sale Agreement between the Company and the applicable Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the applicable Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms.

(c) Prior to any sale of Borrowed Option Shares, the related Additional Forward Sale Agreement between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms.

(d) Such Forward Seller shall, at the Closing Date or Option Closing Date, as the case may be, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES AND OPTION SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) agrees, severally and not jointly, to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a price of $23.12325 per share (such price, the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 9 hereto. Each Forward Seller’s obligations pursuant to this Section 3(a) are several and not joint and extend solely to the respective number of Borrowed Firm Shares specified opposite its name in Schedule I.

(b) Delivery of and payment for the Firm Shares to the Forward Sellers (with respect to the Borrowed Firm Shares) or to the Company (with respect to any Company Top-Up Firm Shares) are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” Delivery of the Borrowed Firm Shares to the Forward Sellers and of the Company Top-Up Firm Shares to the Underwriters shall be made against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Forward Sellers or the Company, as applicable. The parties acknowledge and agree that the Shares shall be delivered and maintained in book-entry only form. The Shares shall be registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The Company shall not be obligated to deliver any of the Firm Shares unless and until payment has been received in respect of all of the Firm Shares.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby grants an option to the Underwriters to purchase (i) up to the number of Borrowed Option Shares set forth in Schedule I (in the case of the Forward Sellers) and (ii) up to the total number of Company Top-Up Option Shares (in the case of the Company), in each case at the Purchase Price; provided, however, that the purchase price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Firm Shares but not payable on the Option Shares. Each of the Forward Sellers’ obligations extend solely to the number of Borrowed Option Shares specified opposite its name on Schedule I (or such number increased as set forth in Section 10 hereof). The option granted hereby may be exercised in whole or in part, from time to time, by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which such Option Shares are to be delivered shall be determined by the Representative and may be the Closing Date, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).

(d) Within one business day after notice is given, the Company shall execute and deliver to each of the Forward Purchasers separate additional letter agreements between the Company and each such Forward Purchaser (each such letter agreement, an “Additional Forward Sale Agreement” and, together, the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares equal to the aggregate number of Borrowed Option Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements as agreed to by the parties. Upon such execution by the Company and the Forward Purchasers, based upon the warranties and representations and subject to the terms and conditions herein contained, the Forward Sellers (or, in the case of any Company Top-Up Option Shares, the Company) hereby agree to sell to the several Underwriters such number of Borrowed Option Shares at the Purchase Price. The Initial Forward Sale Agreements and the Additional Forward Sale Agreements are herein referred to collectively as the “Forward Sale Agreements.”

(e) The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares purchased from the Forward Sellers (or the Company), adjusted by you in such manner as to avoid fractional shares. The Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company, New York, New York, drawn to the order of the Company, the Forward Purchasers and the Forward Sellers setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.

(f) If (i) any of the representations and warranties of the Company contained in Section 1 or any certificate delivered by the Company pursuant hereto is not true and correct as of the date hereof and as of Closing Date or such Option Closing Date, as the case may be, as if made as of the Closing Date or such Option Closing Date, as the case may be, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Option Closing Date, as the case may be, (iii) any of the conditions set forth in Section 7 have not been satisfied on or prior to the Closing Date or such Option Closing Date, as the case may be, (iv) this Agreement shall have been terminated pursuant to Section 12 on or prior to the Closing Date or Option Closing Date, as the case may be, or the Closing Date or such Option Closing Date, as the case may be, shall not have occurred, (v) any of the conditions set forth in Section 3 of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Date or such Option Closing Date, as the case may be, or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the date hereof or as of the Closing Date or as if made as of the Closing Date or such Option Closing Date, as the case may be (clauses (i) through (vi), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or such Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(g) If any of the Forward Sellers elects, pursuant to Section 3(f), not to borrow and deliver for sale to the Underwriters on the Closing Date or such Option Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 8:30 a.m., New York City time, on the Closing Date or such Option Closing Date, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Top-Up Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section 3(g).

4.	OFFERING BY THE UNDERWRITERS.

It is understood that the Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them on the foregoing terms.

5.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriters, the Forward Purchasers and the Forward Sellers that:

(a) The Company will (A) prepare under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act and timely file with the Commission prior to the earlier of (i) the Closing Date and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(f) The Company will qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any other action that would subject it to service of process in suits in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

(g) The Company will deliver to the Underwriters, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriters may reasonably request. The Company will deliver to the Underwriters during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

(h) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will notify the Representative and either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(i) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will notify the Representative and either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(j) The Company will make generally available to its securityholders, as soon as reasonably practicable, but in any event no later than 15 months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(k) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(l) The Company will not, directly or indirectly, without the prior written consent of the Representative, for a period of 30 days after the date of this Agreement: (i) offer, pledge, sell, contract to sell, sell any option, or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock (including, without limitations, any security that may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the Commission and securities that may be issued upon exercise of a stock option or warrant); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock; (iii) file with the Commission or confidentially submit a registration statement under the Act relating to any additional Common Stock or securities convertible into, or exchangeable for, any Common Stock; or (iv) publicly disclose the intention to effect any transaction described in any preceding clauses (i) through (iii); in the case of each of the preceding clauses (i) through (iv), whether any such transaction is to be settled by delivery of Common Stock or such other securities, cash, or otherwise.

The immediately preceding paragraph does not apply to (i) the issuance and sale of the Shares in the offering, (ii) the issuance of shares of Common Stock upon the exchange, conversion or redemption of convertible debentures, preferred stock or rights of the Company outstanding on the date of this Agreement or upon the exercise of Common Stock purchase warrants outstanding on the date of this Agreement, (iii) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of The Macerich Partnership, L.P. and MACWH, L.P. outstanding on the date of this Agreement, including any such partnership interests issued upon conversion of long-term incentive plan units, (iv) the grant by the Company of employee or director stock options to purchase Common Stock, or grants of restricted or performance awards, long-term incentive plan units, stock appreciation rights or stock units pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement, (v) the issuance of shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement, (vi) the issuance of shares of Common Stock or other securities in connection with a merger, acquisition, joint venture or similar transaction involving the Company or the registration of such securities, (vii) the filing of any registration statement or prospectus supplement in respect of (A) any Common Stock issuable in connection with any prior or future distribution declared by The Macerich Partnership, L.P. on its outstanding common units of limited partnership interest and long-term incentive plan units of limited partnership in The Macerich Partnership, L.P. that, subject to conditions specified by the Company, may be payable partially in cash and partially in Common Stock at the election of the holders thereof, (B) any Common Stock issuable upon redemption of outstanding partnership interests of The Macerich Partnership, L.P. or MACWH, L.P., or (C) the resale of Common Stock issuable upon redemption of outstanding partnership interests of The Macerich Partnership, L.P. where the offer, sale or resale of such shares of Common Stock has not previously been registered by the Company under the Act, or (viii) the filing of any registration statement with respect to Common Stock or other securities pursuant to the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement.

(m) The Company will use its best efforts to have the Shares authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

(n) The Company has caused each individual listed on Exhibit A to furnish to you, effective as of or prior to the date of this Agreement, a letter or letters, substantially in the form set forth in Exhibit B hereto, with respect to such person’s agreement not to undertake certain actions with respect to the sale of Common Stock, subject to certain exceptions, except with the prior written consent of Goldman Sachs & Co. LLC. (“Lock-Up Agreements”).

(o) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares, in a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(q) The Company will use its best efforts to meet the requirements to continue to qualify as a REIT under the Code, unless the Company’s Board of Directors determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

(r) The Company will not take, directly or indirectly, any action intended to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(s) Prior to the Closing Date, the Company shall not, and shall not permit any of the Subsidiaries to, amend, supplement, waive or otherwise modify the charter, certificate or articles of partnership or formation, partnership or limited liability company agreement or other organizational documents of, or any agreement or contract among the partners, members or shareholders of or other holders of an interest in, any Subsidiary that has elected to be taxed as a REIT.

6.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectuses, any Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the New York Stock Exchange supplemental listing application and any supplements or amendments to any of the foregoing; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; (vi) any listing fee of the New York Stock Exchange; (vii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); (viii) the cost of preparing (including printing), issuing and delivering to the Underwriters the Shares; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares; and (x) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the cost of printing or producing any Blue Sky or legal investment memoranda in connection with the offer and sale of the Shares (in an amount not to exceed $5,000). The Company shall not, however, be required to pay for any of the Underwriters’, the Forward Purchasers’ and the Forward Sellers’ expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriters, the Forward Purchasers and the Forward Sellers pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters, the Forward Purchasers and the Forward Sellers for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters, the Forward Purchasers and the Forward Sellers for damages on account of loss of anticipated profits from the sale by them of the Shares.

7.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS AND THE FORWARD SELLERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)) in a timely manner pursuant to Section 5(a) herein, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration

Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representative, the Forward Purchasers and the Forward Sellers shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the opinions of Goodwin Procter LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative, the Forward Purchasers and the Forward Sellers, in form and substance satisfactory to the Representative, the Forward Purchasers and the Forward Sellers and a negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, the Forward Purchasers and the Forward Sellers, and (ii) the opinion of Ann C. Menard, Esq., Chief Legal Officer for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative, the Forward Purchasers and the Forward Sellers, in form and substance satisfactory to the Representative, the Forward Purchasers and the Forward Sellers.

(c) The Representative, the Forward Purchasers and the Forward Sellers shall have received from Venable LLP, Maryland counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative, the Forward Purchasers and the Forward Sellers, as applicable, in form and substance satisfactory to the Representative, the Forward Purchasers and the Forward Sellers.

(d) The Representative, the Forward Purchasers and the Forward Sellers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, the Forward Purchasers and the Forward Sellers. In rendering such opinion Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely on such certificates and other documents and information as they may reasonably require to pass upon the matters set forth in such opinion. In addition, the Representative, the Forward Purchasers and the Forward Sellers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, a negative assurance letter containing a statement to the effect that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Act, as such section applies to the Underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement), or (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement).

(e) The Representative and the Forward Sellers shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative and the Forward Sellers, from KPMG LLP, confirming that such firm is an independent public accountant within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing such statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in a registration statement filed under the Act.

(f) The Representative, the Forward Purchasers and the Forward Sellers shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(iv) No stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to each such officer’s knowledge, contemplated or threatened by the Commission; and

(v) All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules.

(g) The Representative, the Forward Purchasers and the Forward Sellers shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representative.

(h) The Company shall have furnished to the Representative, the Forward Purchasers and the Forward Sellers such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative, the Forward Purchasers or the Forward Sellers may reasonably have requested.

(i) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(j) The Lock-Up Agreements described in Section 5(n) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative, the Forward Purchasers and the Forward Sellers and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters under this Agreement may be terminated by the Underwriters by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters, the Forward Purchasers and the Forward Sellers shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

8.	INDEMNIFICATION.

(a) The Company agrees:

(1) to indemnify and hold harmless each Underwriter, Forward Purchaser and Forward Seller, their affiliates, directors and officers and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, Forward Purchaser and Forward Seller or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the investor presentation, dated June 15, 2026 (the “Investor Presentation”), the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished in writing to the Company by the Underwriters, the Forward Purchasers and the Forward Sellers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter, Forward Purchaser or Forward Seller consists of the information described as such in Section 14 herein; and

(2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless (i) the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) each Forward Seller and Forward Purchaser and each person who controls any Forward Seller or any Forward Purchaser within the meaning of either the Securities Act or the Exchange Act, if any, to the same extent as the indemnity set forth in paragraph (a) above, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (y) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter, Forward Seller and Forward Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company in writing by the Underwriters, Forward Sellers and Forward Purchasers through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter, Forward Seller and Forward Purchaser consists of the information described as such in Section 14 herein. This indemnity agreement will be in addition to any liability which such Underwriter, Forward Seller and Forward Purchaser may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or 8(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and counsel to the indemnifying party has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel in a state or other jurisdiction where such separate law firm does not have an office) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in this Section 8 is otherwise applicable by its terms but is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other shall be deemed to be in the same proportion as (i) in the case of the Company, the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements)), (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (iii) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, the Forward Sellers and the Forward Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Forward Purchasers, the Forward Sellers or any person controlling any Underwriter, Forward Purchaser or Forward Seller or the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY UNDERWRITERS.

(a) If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriter(s) shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

(b) If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Company for the purchase of the Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Sections 6 and 8 hereof. If arrangements satisfactory to the Company for the purchase of the Firm Shares are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriters from liability in respect of any default of such Underwriters under this Agreement.

10.	ADDITIONAL ISSUANCE AND SALE BY THE COMPANY.

(a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or Option Closing Date, as the case may be, and (ii) any of the Forward Sellers elects, pursuant to Section 3(f), not to deliver the total number of Borrowed Shares deliverable by such Forward Seller hereunder then the Company shall issue and sell to the Underwriters on the Closing Date or Option Closing Date, as the case may be, pursuant to Section 3, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a), (i) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Shares that a Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, or the Option Closing Date, as the case may be, and such Forward Seller elects, pursuant to Section 3(f) not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it or (ii) such Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so.

11.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters or the Forward Sellers, c/o Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department, Facsimile: (212) 902-9316, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael Hong, Esq., Email: michael.hong@skadden.com; if to the Forward Purchasers, c/o Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department, Facsimile: (212) 902-9316, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael Hong, Esq., Email: michael.hong@skadden.com; and if to the Company, it shall be sufficient in all respects if delivered or sent to The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attention to each of: Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, Email: Jackson.Hsieh@macerich.com, Daniel.Swanstrom@macerich.com and Ann.Menard@macerich.com, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: David H. Roberts, Esq. and Caitlin R. Tompkins, Esq., Email: DRoberts@goodwinlaw.com and CTompkins@goodwinlaw.com

12.	TERMINATION.

This Agreement may be terminated by the Representative, the Forward Purchasers and the Forward Sellers by notice to the Company

(a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which, is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), (vi) the suspension of trading of the Company’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (vii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities.

(b) as provided in Sections 7 and 9 of this Agreement.

13.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the parties hereto and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter through the Representative to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the second and third sentence of the fifth paragraph, and the eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus.

15.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.	COMPLIANCE WITH USA PATRIOT ACT.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.	PARTIES AT INTEREST.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

18.	NO FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that each Underwriter, Forward Purchaser and Forward Seller in acting in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter, Forward Purchaser or Forward Seller to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, no Underwriter, Forward Purchaser or Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, Forward Purchasers and Forward Sellers shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, Forward Purchasers or Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriters, Forward Purchasers or Forward Sellers and shall not be on behalf of the Company.

19.	ENTIRE AGREEMENT.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters, Forward Purchasers or Forward Sellers, or any of them, with respect to the subject matter hereof.

20.	TIME IS OF THE ESSENCE.

Time shall be of the essence of this Agreement.

21.	GOVERNING LAW.

THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES THAT ANY SUIT OR PROCEEDING ARISING IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

22.	HEADINGS.

The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.	WAIVER OF JURY TRIAL.

THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.	COUNTERPARTS.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.	DISCLOSURE OF TAX TREATMENT.

Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26.	SEVERAL OBLIGATIONS.

Notwithstanding anything to the contrary contained in this Agreement, each of the Company and each of the Underwriters agrees and acknowledges that the obligations of the Underwriters hereunder are several and not joint, and no Underwriter shall be liable for any act or omission of or default by any other Underwriter.

27.	AMENDMENTS OR WAIVERS.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

[signature page follows]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Daniel E. Swanstrom II
Name: Daniel E. Swanstrom II
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted, for itself and on behalf of the several Underwriters listed on Schedule I hereto, as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

Accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Jan Debeuckelaer
Name:	Jan Debeuckelaer
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Acting in its capacity as Forward Seller

By:	/s/ Jan Debeuckelaer
Name:	Jan Debeuckelaer
Title:	Managing Director

Accepted as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Diana Nott
Name:	Diana Nott
Title:	Managing Director

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Natasha Hossain
Name:	Natasha Hossain
Title:	Director

DEUTSCHE BANK SECURITIES INC.

Acting in its capacity as Forward Seller

By:	/s/ Abhinay Poonja
Name:	Abhinay Poonja
Title:	Managing Director

Acting in its capacity as Forward Seller

By:	/s/ Saru Pasupathy
Name:	Saru Pasupathy
Title:	Director

Accepted as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Laurel Zhang
Name:	Laurel Zhang
Title:	Vice President

J.P. MORGAN SECURITIES LLC

Acting in its capacity as Forward Seller

By:	/s/ Grace Schlesinger
Name:	Grace Schlesinger
Title:	Vice President

Accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Daniel Croitoru
Name:	Daniel Croitoru
Title:	Vice President

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Seller

By:	/s/ Daniel Croitoru
Name:	Daniel Croitoru
Title:	Vice President

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Goldman Sachs & Co. LLC	3,004,615
Deutsche Bank Securities Inc.	2,252,067
J.P. Morgan Securities LLC.	2,252,067
Morgan Stanley & Co. LLC.	2,252,067
BMO Capital Markets Corp.	1,854,643
TD Securities (USA) LLC	1,457,220
Scotia Capital (USA) Inc.	927,321

Total	14,000,000

Name of Forward Seller	Number of Borrowed Firm Shares to be Sold	Number of Borrowed Option Shares to be Sold
Goldman Sachs & Co. LLC	4,309,538	646,431
Deutsche Bank Securities Inc.	3,230,154	484,523
J.P. Morgan Securities LLC.	3,230,154	484,523
Morgan Stanley & Co. LLC	3,230,154	484,523
Total	14,000,000	2,100,000

Name of Forward Purchaser

Goldman Sachs & Co. LLC

Deutsche Bank AG, London Branch

JPMorgan Chase Bank, National Association

Morgan Stanley & Co. LLC

SCHEDULE II

THE MACERICH COMPANY (NYSE: MAC)

Shares of Common Stock: 14,000,000 shares (plus 2,100,000 share over-allotment option)

Primary Offering by: Company

Price to Public: $23.90 per share

Lead Bookrunner: Goldman Sachs & Co. LLC

Active Bookrunners: Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC

Passive Bookrunners: BMO Capital Markets Corp., TD Securities (USA) LLC, Scotia Capital (USA) Inc.

SCHEDULE III

None.

A-1